Exhibit 99.1
Boeing Reports Second-Quarter Results
▪Continued progress on global safe return to service of 737 MAX
▪Revenue of $17.0 billion, GAAP earnings per share of $1.00 and core (non-GAAP)* earnings per share of $0.40
▪Operating cash flow of ($0.5) billion; cash and marketable securities of $21.3 billion
▪Commercial Airplanes backlog grew to $285 billion and added 180 net orders

Table 1. Summary Financial Results	Second Quarter			First Half
(Dollars in Millions, except per share data)	2021	2020	Change	2021	2020	Change

Revenues	$16,998	$11,807	44%	$32,215	$28,715	12%

GAAP
Earnings/(Loss) From Operations	$1,023	($2,964)	NM	$940	($4,317)	NM
Operating Margin	6.0%	(25.1)%	NM	2.9%	(15.0)%	NM
Net Earnings/(Loss)	$567	($2,395)	NM	$6	($3,036)	NM
Earnings/(Loss) Per Share	$1.00	($4.20)	NM	$0.09	($5.31)	NM
Operating Cash Flow	($483)	($5,280)	NM	($3,870)	($9,582)	NM
Non-GAAP*
Core Operating Earnings/(Loss)	$755	($3,319)	NM	$402	($5,019)	NM
Core Operating Margin	4.4%	(28.1)%	NM	1.2%	(17.5)%	NM
Core Earnings/(Loss) Per Share	$0.40	($4.79)	NM	($1.12)	($6.49)	NM
*Non-GAAP measure; complete definitions of Boeing’s non-GAAP measures are on page 6, “Non-GAAP Measures Disclosures."
    CHICAGO, July 28, 2021 – The Boeing Company [NYSE: BA] reported second-quarter revenue of $17.0 billion, driven by higher commercial airplanes and services volume. GAAP earnings per share of $1.00 and core earnings per share (non-GAAP)* of $0.40 primarily reflects higher commercial volume and lower period costs (Table 1). Boeing recorded operating cash flow of ($0.5) billion.
    “We continued to make important progress in the second quarter as we focus on driving stability across our operations and transforming our business for the future,” said Boeing President and Chief Executive Officer David Calhoun. “While our commercial market environment is improving, we’re closely monitoring COVID-19 case rates, vaccine distribution and global trade as key indicators for our industry’s stability. As we continue to position for a robust recovery, we remain committed to safety and quality, while investing in our people, products and technology. I am proud of our team’s resilience and commitment as we work to rebuild trust, improve our performance and deliver for our commercial, defense, space and services customers.”
As part of Boeing's ongoing focus on global sustainability, the company published its first integrated Sustainability Report in July. "This was an important step in our continued efforts to reinforce our Environmental, Social, and Governance principles," Calhoun said.

Table 2. Cash Flow	Second Quarter		First Half
(Millions)	2021	2020	2021	2020
Operating Cash Flow	($483)	($5,280)	($3,870)	($9,582)
Less Additions to Property, Plant & Equipment	($222)	($348)	($513)	($776)
Free Cash Flow*	($705)	($5,628)	($4,383)	($10,358)
*Non-GAAP measure; complete definitions of Boeing’s non-GAAP measures are on page 6, “Non-GAAP Measures Disclosures."
    Operating cash flow improved to ($0.5) billion in the quarter, driven by higher commercial deliveries, higher order receipts, and lower expenditures (Table 2).

Table 3. Cash, Marketable Securities and Debt Balances	Quarter-End
(Billions)	Q2 21	Q1 21
Cash	$8.2	$7.0
Marketable Securities[1]	$13.1	$14.9
Total	$21.3	$21.9
Debt Balances:
The Boeing Company, net of intercompany loans to BCC	$62.1	$62.0
Boeing Capital, including intercompany loans	$1.5	$1.6
Total Consolidated Debt	$63.6	$63.6
1 Marketable securities consists primarily of time deposits due within one year classified as "short-term investments."
    Cash and investments in marketable securities decreased to $21.3 billion, compared to $21.9 billion at the beginning of the quarter, primarily driven by operating cash outflows (Table 3). The company has access to credit facilities of $14.8 billion which remain undrawn.
    Total company backlog at quarter-end was $363 billion.

Segment Results
Commercial Airplanes

Table 4. Commercial Airplanes	Second Quarter			First Half
(Dollars in Millions)	2021	2020	Change	2021	2020	Change

Commercial Airplanes Deliveries	79	20	295%	156	70	123%

Revenues	$6,015	$1,633	268%	$10,284	$7,838	31%
Loss from Operations	($472)	($2,762)	NM	($1,328)	($4,830)	NM
Operating Margin	(7.8)%	(169.1)%	NM	(12.9)%	(61.6)%	NM
Commercial Airplanes second-quarter revenue increased to $6.0 billion primarily driven by higher commercial airplane deliveries. Second-quarter operating margin improved to (7.8) percent, primarily due to lower period costs as well as higher delivery volume (Table 4).
Boeing is continuing to make progress on the global safe return to service of the 737 MAX. Since the FAA's approval to return the 737 MAX to operations in November 2020, Boeing has delivered more than 130 737 MAX aircraft and airlines have returned more than 190 previously grounded airplanes to service. 30 airlines are now operating the 737 MAX, safely flying nearly 95,000 revenue flights totaling more than 218,000 flight hours (as of July 25, 2021). The 737 program is currently producing at a rate of approximately 16 per month and continues to expect to gradually increase production to 31 per month in early 2022 with further gradual increases to correspond with market demand. The company will continue to assess the production rate plan as it monitors the market environment and engages in customer discussions.
As Boeing has previously shared, the company is conducting inspections and rework and continues to engage in detailed discussions with the FAA on verification methodology for 787. In connection with these efforts, the company announced earlier this month that it has identified additional rework that will be required on undelivered 787s. Based on our assessment of the time required to complete this work, Boeing is reprioritizing production resources for a few weeks to support the inspection and rework. As that work is performed, the 787 production rate will temporarily be lower than five per month and will gradually return to that rate. Boeing expects to deliver fewer than half of the 787s currently in inventory this year.
Commercial Airplanes secured orders for 200 737 aircraft for United Airlines, 34 737 aircraft for Southwest Airlines, and a total of 31 freighter aircraft. Commercial Airplanes delivered 79 airplanes during the quarter and backlog included over 4,100 airplanes valued at $285 billion.

Defense, Space & Security

Table 5. Defense, Space & Security	Second Quarter			First Half
(Dollars in Millions)	2021	2020	Change	2021	2020	Change

Revenues	$6,876	$6,588	4%	$14,061	$12,630	11%
Earnings from Operations	$958	$600	60%	$1,363	$409	233%
Operating Margin	13.9%	9.1%	53%	9.7%	3.2%	203%
    Defense, Space & Security second-quarter revenue increased to $6.9 billion driven by higher KC-46A Tanker and P-8A Poseidon volume. Second-quarter operating margin increased to 13.9 percent, primarily reflecting the absence of a charge on the KC-46A Tanker program as compared to second quarter 2020, as well as a favorable non-US contract adjustment.
    During the quarter, Defense, Space & Security secured an award for 14 H-47 extended-range Chinook helicopters for the U.K. Royal Air Force and signed an agreement with the German Ministry of Defense for five P-8A Poseidon aircraft. Defense, Space & Security conducted the first MQ-25 unmanned aerial refueling of a F/A-18 Super Hornet and successfully joined T-7A Red Hawk front and aft sections in under 30 minutes enabled by digital design. Also, the first Core Stage for NASA's Space Launch System began stacking with other Artemis I elements.
     Backlog at Defense, Space & Security was $59 billion, of which 32 percent represents orders from customers outside the U.S.
Global Services

Table 6. Global Services	Second Quarter			First Half
(Dollars in Millions)	2021	2020	Change	2021	2020	Change

Revenues	$4,067	$3,488	17%	$7,816	$8,116	(4)%
Earnings/(Loss) from Operations	$531	($672)	NM	$972	$36	NM
Operating Margin	13.1%	(19.3)%	NM	12.4%	0.4%	NM
    Global Services second-quarter revenue increased to $4.1 billion and second-quarter operating margin increased to 13.1 percent primarily driven by higher commercial services volume. Operating margin was also favorably impacted by lower asset impairments, lower severance costs, and mix of products and services.
    During the quarter, Global Services signed an expanded parts agreement with Turkish Technic and announced a partnership to expand capacity for 737-800 Boeing Converted Freighters. Global Services was also selected to provide P-8A training and sustainment as well as C-17 training to the U.K. Royal Air Force, and was awarded a modification for KC-46A interim contract support for the U.S. Air Force.

Additional Financial Information

Table 7. Additional Financial Information	Second Quarter		First Half
(Dollars in Millions)	2021	2020	2021	2020
Revenues
Boeing Capital	$78	$69	$138	$134
Unallocated items, eliminations and other	($38)	$29	($84)	($3)
Earnings/(Loss) from Operations
Boeing Capital	$36	($7)	$57	$17
FAS/CAS service cost adjustment	$268	$355	$538	$702
Other unallocated items and eliminations	($298)	($478)	($662)	($651)
Other income, net	$199	$94	$389	$206
Interest and debt expense	($673)	($553)	($1,352)	($815)
Effective tax rate	(3.3)%	30.0%	126.1%	38.4%
    At quarter-end, Boeing Capital's net portfolio balance was $1.9 billion. The change in revenue from other unallocated items and eliminations was primarily due to the timing of allocations. The loss from other unallocated items and eliminations was impacted by lower deferred compensation expense as compared to the second quarter of 2020. Interest and debt expense increased due to higher debt balances. The second quarter 2021 effective tax rate primarily reflects benefits from a lower valuation allowance.

Non-GAAP Measures Disclosures
    We supplement the reporting of our financial information determined under Generally Accepted Accounting Principles in the United States of America (GAAP) with certain non-GAAP financial information. The non-GAAP financial information presented excludes certain significant items that may not be indicative of, or are unrelated to, results from our ongoing business operations. We believe that these non-GAAP measures provide investors with additional insight into the company’s ongoing business performance. These non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define such measures differently. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. The following definitions are provided:
Core Operating Earnings, Core Operating Margin and Core Earnings Per Share
    Core operating earnings is defined as GAAP earnings from operations excluding the FAS/CAS service cost adjustment. The FAS/CAS service cost adjustment represents the difference between the Financial Accounting Standards (FAS) pension and postretirement service costs calculated under GAAP and costs allocated to the business segments. Core operating margin is defined as core operating earnings expressed as a percentage of revenue. Core earnings per share is defined as GAAP diluted earnings per share excluding the net earnings per share impact of the FAS/CAS service cost adjustment and Non-operating pension and postretirement expenses. Non-operating pension and postretirement expenses represent the components of net periodic benefit costs other than service cost. Pension costs, comprising service and prior service costs computed in accordance with GAAP are allocated to Commercial Airplanes and BGS businesses supporting commercial customers. Pension costs allocated to BDS and BGS businesses supporting government customers are computed in accordance with U.S. Government Cost Accounting Standards (CAS), which employ different actuarial assumptions and accounting conventions than GAAP. CAS costs are allocable to government contracts. Other postretirement benefit costs are allocated to all business segments based on CAS, which is generally based on benefits paid. Management uses core operating earnings, core operating margin and core earnings per share for purposes of evaluating and forecasting underlying business performance. Management believes these core earnings measures provide investors additional insights into operational performance as they exclude non-service pension and post-retirement costs, which primarily represent costs driven by market factors and costs not allocable to government contracts. A reconciliation between the GAAP and non-GAAP measures is provided on pages 13-14.
Free Cash Flow
    Free cash flow is GAAP operating cash flow reduced by capital expenditures for property, plant and equipment. Management believes free cash flow provides investors with an important perspective on the cash available for shareholders, debt repayment, and acquisitions after making the capital investments required to support ongoing business operations and long term value creation. Free cash flow does not represent the residual cash flow available for discretionary expenditures as it excludes certain mandatory expenditures such as repayment of maturing debt. Management uses free cash flow as a measure to assess both business performance and overall liquidity. Table 2 provides a reconciliation of free cash flow to GAAP operating cash flow.

Caution Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “should,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions generally identify these forward-looking statements. Examples of forward-looking statements include statements relating to our future financial condition and operating results, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on expectations and assumptions that we believe to be reasonable when made, but that may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are risks related to: (1) the COVID-19 pandemic and related industry impacts, including with respect to our operations, our liquidity, the health of our customers and suppliers, and future demand for our products and services; (2) the 737 MAX, including the timing and conditions of remaining 737 MAX regulatory approvals, lower than planned production rates and/or delivery rates, and increased considerations to customers and suppliers; (3) general conditions in the economy and our industry, including those due to regulatory changes; (4) our reliance on our commercial airline customers; (5) the overall health of our aircraft production system, planned commercial aircraft production rate changes, our commercial development and derivative aircraft programs, and our aircraft being subject to stringent performance and reliability standards; (6) changing budget and appropriation levels and acquisition priorities of the U.S. government; (7) our dependence on U.S. government contracts; (8) our reliance on fixed-price contracts; (9) our reliance on cost-type contracts; (10) uncertainties concerning contracts that include in-orbit incentive payments; (11) our dependence on our subcontractors and suppliers, as well as the availability of raw materials; (12) changes in accounting estimates; (13) changes in the competitive landscape in our markets; (14) our non-U.S. operations, including sales to non-U.S. customers; (15) threats to the security of our or our customers’ information; (16) potential adverse developments in new or pending litigation and/or government investigations; (17) customer and aircraft concentration in our customer financing portfolio; (18) changes in our ability to obtain debt financing on commercially reasonable terms and at competitive rates; (19) realizing the anticipated benefits of mergers, acquisitions, joint ventures/strategic alliances or divestitures; (20) the adequacy of our insurance coverage to cover significant risk exposures; (21) potential business disruptions, including those related to physical security threats, information technology or cyber-attacks, epidemics, sanctions or natural disasters; (22) work stoppages or other labor disruptions; (23) substantial pension and other postretirement benefit obligations; and (24) potential environmental liabilities.
Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

# # #
Contact:

Investor Relations:	Maurita Sutedja or Keely Moos (312) 544-2140
Communications:	Michael Friedman media@boeing.com

The Boeing Company and Subsidiaries
Consolidated Statements of Operations
(Unaudited)

	Six months ended June 30		Three months ended June 30
(Dollars in millions, except per share data)	2021	2020	2021	2020
Sales of products	$26,672	$23,254	$14,154	$9,063
Sales of services	5,543	5,461	2,844	2,744
Total revenues	32,215	28,715	16,998	11,807

Cost of products	(23,895)	(25,091)	(12,263)	(10,378)
Cost of services	(4,483)	(4,632)	(2,316)	(2,589)
Boeing Capital interest expense	(18)	(23)	(9)	(11)
Total costs and expenses	(28,396)	(29,746)	(14,588)	(12,978)
	3,819	(1,031)	2,410	(1,171)
Income/(loss) from operating investments, net	75	(47)	38	(45)
General and administrative expense	(2,072)	(2,034)	(1,040)	(1,161)
Research and development expense, net	(996)	(1,297)	(497)	(625)
Gain on dispositions, net	114	92	112	38
Earnings/(loss) from operations	940	(4,317)	1,023	(2,964)
Other income, net	389	206	199	94
Interest and debt expense	(1,352)	(815)	(673)	(553)
(Loss)/earnings before income taxes	(23)	(4,926)	549	(3,423)
Income tax benefit	29	1,890	18	1,028
Net earnings/(loss)	6	(3,036)	567	(2,395)
Less: net loss attributable to noncontrolling interest	(44)	(32)	(20)	(19)
Net earnings/(loss) attributable to Boeing Shareholders	$50	($3,004)	$587	($2,376)

Basic earnings/(loss) per share	$0.09	($5.31)	$1.00	($4.20)

Diluted earnings/(loss) per share	$0.09	($5.31)	$1.00	($4.20)

Weighted average diluted shares (millions)	588.6	566.1	590.2	566.4

The Boeing Company and Subsidiaries
Consolidated Statements of Financial Position
(Unaudited)

(Dollars in millions, except per share data)	June 30 2021	December 31 2020
Assets
Cash and cash equivalents	$8,271	$7,752
Short-term and other investments	13,071	17,838
Accounts receivable, net	2,490	1,955
Unbilled receivables, net	9,203	7,995
Current portion of customer financing, net	74	101
Inventories	81,799	81,715
Other current assets, net	4,187	4,286
Total current assets	119,095	121,642
Customer financing, net	1,865	1,936
Property, plant and equipment, net of accumulated depreciation of $20,567 and $20,507	11,341	11,820
Goodwill	8,076	8,081
Acquired intangible assets, net	2,702	2,843
Deferred income taxes	84	86
Investments	883	1,016
Other assets, net of accumulated amortization of of $863 and $729	4,889	4,712
Total assets	$148,935	$152,136
Liabilities and equity
Accounts payable	$11,450	$12,928
Accrued liabilities	19,502	22,171
Advances and progress billings	50,738	50,488
Short-term debt and current portion of long-term debt	6,534	1,693
Total current liabilities	88,224	87,280
Deferred income taxes	1,064	1,010
Accrued retiree health care	4,017	4,137
Accrued pension plan liability, net	13,519	14,408
Other long-term liabilities	1,571	1,486
Long-term debt	57,025	61,890
Total liabilities	165,420	170,211
Shareholders’ equity:
Common stock, par value $5.00 – 1,200,000,000 shares authorized; 1,012,261,159 shares issued	5,061	5,061
Additional paid-in capital	8,481	7,787
Treasury stock, at cost - 426,385,230 and 429,941,021 shares	(52,223)	(52,641)
Retained earnings	38,660	38,610
Accumulated other comprehensive loss	(16,661)	(17,133)
Total shareholders’ deficit	(16,682)	(18,316)
Noncontrolling interests	197	241
Total equity	(16,485)	(18,075)
Total liabilities and equity	$148,935	$152,136

The Boeing Company and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)

	Six months ended June 30
(Dollars in millions)	2021	2020
Cash flows – operating activities:
Net earnings/(loss)	$6	($3,036)
Adjustments to reconcile net earnings/(loss) to net cash used by operating activities:
Non-cash items –
Share-based plans expense	493	115
Treasury shares issued for 401(k) contribution	628
Depreciation and amortization	1,087	1,103
Investment/asset impairment charges, net	38	280
Customer financing valuation adjustments	(1)	9
Gain on dispositions, net	(114)	(92)
Other charges and credits, net	(1)	815
Changes in assets and liabilities –
Accounts receivable	(523)	143
Unbilled receivables	(1,207)	285
Advances and progress billings	251	1,822
Inventories	413	(6,741)
Other current assets	324	433
Accounts payable	(2,035)	(3,181)
Accrued liabilities	(2,613)	514
Income taxes receivable, payable and deferred	(130)	(1,894)
Other long-term liabilities	(127)	(109)
Pension and other postretirement plans	(576)	(357)
Customer financing, net	83	62
Other	134	247
Net cash used by operating activities	(3,870)	(9,582)
Cash flows – investing activities:
Property, plant and equipment additions	(513)	(776)
Property, plant and equipment reductions	51	96
Contributions to investments	(20,108)	(12,557)
Proceeds from investments	24,989	543
Other	4	8
Net cash provided/(used) by investing activities	4,423	(12,686)
Cash flows – financing activities:
New borrowings	9,826	42,302
Debt repayments	(9,882)	(8,265)
Stock options exercised	29	27
Employee taxes on certain share-based payment arrangements	(40)	(164)
Dividends paid		(1,158)
Net cash (used)/provided by financing activities	(67)	32,742
Effect of exchange rate changes on cash and cash equivalents, including restricted	(14)	(11)
Net increase in cash & cash equivalents, including restricted	472	10,463
Cash & cash equivalents, including restricted, at beginning of year	7,835	9,571
Cash & cash equivalents, including restricted, at end of period	8,307	20,034
Less restricted cash & cash equivalents, included in Investments	36	42
Cash and cash equivalents at end of period	$8,271	$19,992

The Boeing Company and Subsidiaries
Summary of Business Segment Data
(Unaudited)

	Six months ended June 30		Three months ended June 30
(Dollars in millions)	2021	2020	2021	2020
Revenues:
Commercial Airplanes	$10,284	$7,838	$6,015	$1,633
Defense, Space & Security	14,061	12,630	6,876	6,588
Global Services	7,816	8,116	4,067	3,488
Boeing Capital	138	134	78	69
Unallocated items, eliminations and other	(84)	(3)	(38)	29
Total revenues	$32,215	$28,715	$16,998	$11,807
Earnings/(loss) from operations:
Commercial Airplanes	($1,328)	($4,830)	($472)	($2,762)
Defense, Space & Security	1,363	409	958	600
Global Services	972	36	531	(672)
Boeing Capital	57	17	36	(7)
Segment operating earnings/(loss)	1,064	(4,368)	1,053	(2,841)
Unallocated items, eliminations and other	(662)	(651)	(298)	(478)
FAS/CAS service cost adjustment	538	702	268	355
Earnings/(loss) from operations	940	(4,317)	1,023	(2,964)
Other income, net	389	206	199	94
Interest and debt expense	(1,352)	(815)	(673)	(553)
(Loss)/earnings before income taxes	(23)	(4,926)	549	(3,423)
Income tax benefit	29	1,890	18	1,028
Net earnings/(loss)	6	(3,036)	567	(2,395)
Less: Net loss attributable to noncontrolling interest	(44)	(32)	(20)	(19)
Net earnings/(loss) attributable to Boeing Shareholders	$50	($3,004)	$587	($2,376)
Research and development expense, net:
Commercial Airplanes	$524	$786	$255	$361
Defense, Space & Security	337	330	174	167
Global Services	50	65	25	35
Other	85	116	43	62
Total research and development expense, net	$996	$1,297	$497	$625
Unallocated items, eliminations and other:
Share-based plans	($142)	($43)	($14)	($25)
Deferred compensation	(94)	73	(42)	(120)
Amortization of previously capitalized interest	(44)	(50)	(22)	(27)
Research and development expense, net	(85)	(116)	(43)	(62)
Eliminations and other unallocated items	(297)	(515)	(177)	(244)
Sub-total (included in core operating loss)	(662)	(651)	(298)	(478)
Pension FAS/CAS service cost adjustment	384	513	191	258
Postretirement FAS/CAS service cost adjustment	154	189	77	97
FAS/CAS service cost adjustment	538	702	$268	$355
Total	($124)	$51	($30)	($123)

The Boeing Company and Subsidiaries
Operating and Financial Data
(Unaudited)

Deliveries	Six months ended June 30		Three months ended June 30
Commercial Airplanes	2021	2020	2021	2020
737	113	9	50	4
747	2	1	1	1
767	13	14	8	4
777	14	10	8	4
787	14	36	12	7
Total	156	70	79	20

Defense, Space & Security
AH-64 Apache (New)	15	11	6	9
AH-64 Apache (Remanufactured)	31	32	16	18
CH-47 Chinook (New)	6	15	3	6
CH-47 Chinook (Renewed)	4	1	1	—
F-15 Models	8	3	5	3
F/A-18 Models	11	9	7	4
KC-46A Tanker	4	6	2	1
P-8 Models	6	6	3	3

Total backlog (Dollars in millions)	June 30 2021	December 31 2020
Commercial Airplanes	$285,332	$281,588
Defense, Space & Security	58,705	60,847
Global Services	19,029	20,632
Unallocated items, eliminations and other	400	337
Total backlog	$363,466	$363,404

Contractual backlog	$342,261	$339,309
Unobligated backlog	21,205	24,095
Total backlog	$363,466	$363,404

The Boeing Company and Subsidiaries
Reconciliation of Non-GAAP Measures
(Unaudited)
The tables provided below reconcile the non-GAAP financial measures core operating earnings/(loss), core operating margin, and core earnings/(loss) per share with the most directly comparable GAAP financial measures, earnings/(loss) from operations, operating margin, and diluted earnings/(loss) per share. See page 6 of this release for additional information on the use of these non-GAAP financial measures.

(Dollars in millions, except per share data)	Second Quarter 2021		Second Quarter 2020
	$ millions	Per Share	$ millions	Per Share
Revenues	16,998		11,807
Earnings/(loss) from operations (GAAP)	1,023		(2,964)
Operating margin (GAAP)	6.0%		(25.1)%

FAS/CAS service cost adjustment:
Pension FAS/CAS service cost adjustment	(191)		(258)
Postretirement FAS/CAS service cost adjustment	(77)		(97)
FAS/CAS service cost adjustment	(268)		(355)
Core operating earnings/(loss) (non-GAAP)	$755		($3,319)
Core operating margin (non-GAAP)	4.4%		(28.1)%

Diluted earnings/(loss) per share (GAAP)		$1.00		($4.20)
Pension FAS/CAS service cost adjustment	($191)	(0.32)	($258)	(0.46)
Postretirement FAS/CAS service cost adjustment	(77)	(0.13)	(97)	(0.17)
Non-operating pension expense	(175)	(0.30)	(84)	(0.14)
Non-operating postretirement expense	(5)	(0.01)	14	0.02
Provision for deferred income taxes on adjustments [1]	94	0.16	89	0.16
Subtotal of adjustments	($354)	($0.60)	($336)	($0.59)
Core earnings/(loss) per share (non-GAAP)		$0.40		($4.79)

Weighted average diluted shares (in millions)		590.2		566.4
1 The income tax impact is calculated using the U.S. corporate statutory tax rate.

The Boeing Company and Subsidiaries
Reconciliation of Non-GAAP Measures
(Unaudited)
The tables provided below reconcile the non-GAAP financial measures core operating earnings/(loss), core operating margin, and core earnings/(loss) per share with the most directly comparable GAAP financial measures, earnings/(loss) from operations, operating margin, and diluted earnings/(loss) per share. See page 6 of this release for additional information on the use of these non-GAAP financial measures.

(Dollars in millions, except per share data)	First Half 2021		First Half 2020
	$ millions	Per Share	$ millions	Per Share
Revenues	32,215		28,715
Earnings/(loss) from operations (GAAP)	940		(4,317)
Operating margin (GAAP)	2.9%		(15.0)%

FAS/CAS service cost adjustment:
Pension FAS/CAS service cost adjustment	(384)		(513)
Postretirement FAS/CAS service cost adjustment	(154)		(189)
FAS/CAS service cost adjustment	(538)		(702)
Core operating earnings/(loss) (non-GAAP)	$402		($5,019)
Core operating margin (non-GAAP)	1.2%		(17.5)%

Diluted earnings/(loss) per share (GAAP)		$0.09		($5.31)
Pension FAS/CAS service cost adjustment	($384)	(0.65)	($513)	(0.91)
Postretirement FAS/CAS service cost adjustment	(154)	(0.26)	(189)	(0.33)
Non-operating pension expense	(352)	(0.60)	(171)	(0.30)
Non-operating postretirement expense	(10)	(0.02)	27	0.05
Provision for deferred income taxes on adjustments [1]	189	0.32	178	0.31
Subtotal of adjustments	($711)	($1.21)	($668)	($1.18)
Core loss per share (non-GAAP)		($1.12)		($6.49)

Weighted average diluted shares (in millions)		588.6		566.1
1 The income tax impact is calculated using the U.S. corporate statutory tax rate.